FOR IMMEDIATE RELEASE                             August 21, 1998
GlenGate Apparel, Inc.
Cranford, N.J. 07016

GLENGATE APPAREL, INC. (OTC:  GLNN) ANNOUNCES THIRD QUARTER
RESULTS, OFFICE AND OPERATIONS RELOCATION AND WORKFORCE REDUCTIONS.

GlenGate Apparel announced today that third quarter revenues were $2,584,803, comparable to last year's third quarter revenues of $2,604,887. Operating losses were $438,466 also comparable to last year's third quarter of $383,334.

In order to eliminate as much fixed cost as possible, GlenGate
Apparel, Inc. elected to move its embroidery and warehousing operations as well as its general office to a variable based cost operation in Jersey City.

"Our inability to obtain additional financing coupled with a poorly received fall line and high overhead has forced us to eliminate a majority of our workforce and work under the strictest constraints of our senior lender," Michael Albanese, Chief Financial Officer, stated.

GlenGate Apparel, Inc. designs and markets classic style golf apparel, including mens' knit cotton shirts, sweaters, slacks, shorts, outerwear and rainwear, for sale at public and private golf course pro shops and resorts. For more information, contact Peter Culbertson at (908) 653-9100, Extension 7327.

Contact:       Peter Culbertson
               President & CEO
               GlenGate Apparel, Inc.
               Phone:  (908) 653-9100 (x-7327)